News Release

Virtus Investment Partners Announces Financial Results for Third Quarter 2021

▪Earnings Per Share - Diluted of $7.36; Earnings Per Share - Diluted, as Adjusted, of $9.71
▪Total Sales of $7.6B; Net Flows of ($0.6B); Assets Under Management of $177.3B

Hartford, CT, October 27, 2021 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended September 30, 2021.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	9/30/2021	9/30/2020	Change	6/30/2021	Change

U.S. GAAP Financial Measures
Revenues	$252.1	$154.8	63%	$244.0	3%
Operating expenses	$158.8	$113.8	40%	$157.6	1%
Operating income (loss)	$93.3	$41.0	128%	$86.4	8%
Operating margin	37.0%	26.5%		35.4%
Net income (loss) attributable to Virtus Investment Partners, Inc.	$58.7	$29.6	98%	$63.0	(7%)
Earnings (loss) per share - diluted	$7.36	$3.71	98%	$7.86	(6%)
Weighted average shares outstanding - diluted	7.984	7.997	—%	8.007	—%

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$217.7	$137.6	58%	$210.3	4%
Operating expenses, as adjusted	$107.6	$83.6	29%	$107.4	—%
Operating income (loss), as adjusted	$110.1	$54.1	104%	$102.9	7%
Operating margin, as adjusted	50.6%	39.3%		48.9%
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$77.5	$35.9	116%	$72.7	7%
Earnings (loss) per share - diluted, as adjusted	$9.71	$4.49	116%	$9.07	7%
Weighted average shares outstanding - diluted, as adjusted	7.984	7.997	—%	8.007	—%

(1) See the information beginning on page 11 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures

Earnings Summary
The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 11 of this earnings release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	9/30/2021	9/30/2020	Change	6/30/2021	Change
Ending total assets under management	$177.3	$116.5	52%	$178.6	(1%)
Average total assets under management	$179.6	$112.9	59%	$172.9	4%
Total sales	$7.6	$7.9	(3%)	$9.6	(20%)
Net flows	$(0.6)	$1.3	N/M	$1.3	N/M

N/M - Not Meaningful

Total assets under management of $177.3 billion at September 30, 2021 compared with $178.6 billion at June 30, 2021, a 1% decline due to ($0.5) billion of market performance and ($0.6) billion of net outflows. In addition, the company had $3.7 billion of other fee earning assets, compared with $3.8 billion at June 30, 2021.
Total sales of $7.6 billion compared with $9.6 billion in the prior quarter. Open-end fund sales of $3.6 billion declined from $4.7 billion largely due to lower sales of domestic and international equity strategies, reflective of industry trends. Institutional sales of $1.8 billion compared with $2.3 billion in the prior quarter, which included the funding of several meaningful new mandates. Retail separate account sales of $2.0 billion compared with $2.3 billion in the second quarter due to lower equity sales.
Net flows of ($0.6) billion were due to net outflows in open-end funds, including a $0.7 billion model rebalance, partially offset by positive net flows in retail separate accounts, exchange traded funds (ETFs), and institutional. Open-end fund net flows of ($1.5) billion compared with ($0.2) billion in the prior quarter and largely reflected net outflows from international and domestic equity strategies, partially offset by positive net flows in fixed income, multi-asset, and alternatives. Retail separate accounts contributed positive net flows of $0.8 billion with continued net inflows in both the intermediary sold and private client channels. Institutional net flows of $0.1 billion were positive for the fourth consecutive quarter and included new mandates at multiple affiliates. ETF net flows of $0.1 billion were positive for the fifth consecutive quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results
Operating income increased 8% to $93.3 million from $86.4 million in the prior quarter, as a 3% increase in total revenues, due to higher average assets under management, was partially offset by a 1% increase in total operating expenses. The sequential increase in operating expenses included higher distribution and asset-based expenses and higher other operating expenses, due to growth in the business, partially offset by a decline in employment expenses from lower sales-based variable incentive compensation.
Net income attributable to Virtus Investment Partners, Inc. of $7.36 per diluted common share included ($1.36) of fair value adjustments on affiliate noncontrolling interests, ($0.27) of realized and unrealized losses on investments, and ($0.21) of acquisition and integration costs. Net income per diluted share in the prior quarter of $7.86 included ($1.20) of fair value adjustments on affiliate noncontrolling interests and ($0.24) of acquisition and integration costs, partially offset by $0.58 of realized and unrealized gains on investments. The fair value adjustments on affiliate noncontrolling interests reflect the increase in the value of an affiliate with minority ownership.

The effective tax rate during the quarter of 26% compared with 23% in the prior quarter primarily reflecting changes in valuation allowances related to marketable securities as well as a lower level of tax benefits associated with the vesting of restricted stock units.

Non-GAAP Results
Revenues, as adjusted, of $217.7 million increased 4% sequentially as a result of a 4% increase in average assets under management and included performance-related fees of $0.6 million, compared with $0.8 million in the prior quarter.
Employment expenses, as adjusted, were $86.5 million, unchanged from the prior quarter, as higher profit-based compensation was offset by lower sales-based compensation. Other operating expenses, as adjusted, of $20.2 million increased sequentially from $19.9 million due to growth of the business and a modest increase in travel and related expenses.
Operating income, as adjusted, and the related margin increased to $110.1 million and 50.6%, respectively, from $102.9 million and 48.9% in the prior quarter due to higher revenues, as adjusted.
Net income attributable to Virtus Investment Partners, Inc., as adjusted, per diluted common share was $9.71, an increase of $0.64, or 7%, from $9.07 in the prior quarter, and the company's highest reported level. The sequential increase primarily reflected higher revenues, as adjusted, as a result of the higher average assets under management, with essentially stable operating expenses, as adjusted.
The effective tax rate, as adjusted, of 26% compared with 27% in the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	9/30/2021	9/30/2020	Change	6/30/2021	Change
Cash and cash equivalents	$437.2	$202.2	116%	$275.4	59%
Gross debt (1)	$275.0	$223.2	23%	$193.8	42%
Revenue participation liability (2)	$137.7	$—	N/M	$137.7	—%
Redeemable noncontrolling interests (3)	$118.9	$74.6	59%	$108.9	9%
Total equity attributable to Virtus Investment Partners, Inc.	$812.3	$679.1	20%	$780.9	4%

Working capital (4)	$345.5	$159.1	117%	$229.2	51%
Net debt (cash) (5)	$(162.2)	$21.0	N/M	$(81.6)	99%

(1)Excludes deferred financing costs of $8.3 million, $5.2 million, and $3.6 million, as of September 30, 2021, September 30, 2020, and June 30, 2021, respectively
(2)Represents the estimate of future AllianzGI-related revenue participation payments accounted for as consideration
(3)Excludes redeemable noncontrolling interests of consolidated investment products of $12.8 million, $24.7 million, and $22.6 million as of September 30, 2021, September 30, 2020, and June 30, 2021, respectively
(4)Defined as cash and cash equivalents plus accounts receivable, net, less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable, debt principal payments due over next 12 months and revenue participation amounts earned as of the balance sheet date and due within 12 months
(5)Defined as gross debt less cash and cash equivalents
N/M - Not Meaningful

On September 28, the company completed the refinancing of its credit arrangements with a new $275.0 million senior secured loan and $175.0 million revolving credit facility, effectively increasing the company's financial flexibility, reducing its borrowing costs, and extending its debt maturity profile.
Working capital of $345.5 million at September 30, 2021 increased 51% from June 30, 2021 reflecting proceeds from the company's debt refinancing and net cash generated from the business, partially offset by return of capital to shareholders.
During the quarter, the company repurchased 64,494 shares of common stock for $20.0 million and raised its quarterly common stock dividend by 83% to $1.50 per share.
Acquisition of Westchester Capital Management
On October 1, the company completed its acquisition of Westchester Capital Management, a recognized leader in global event-driven strategies with $5.1 billion of assets under management. The company made a $135.0 million payment at closing and an additional $20.0 million payment will be due near year end.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call

Management will host an investor conference call on Wednesday, October 27, 2021, at 10 a.m. Eastern to discuss these financial results and related matters. The webcast of the call can be accessed in the Investor Relations section of www.virtus.com, or by telephone at 877-930-7765 for callers in the U.S. and Canada or 253-336-7413 for international callers (Conference ID: 2171665). The presentation that will be reviewed as part of the conference call will be available prior to the call in the Investor Relations section of www.virtus.com. A replay of the call will be available through November 3, 2021 by telephone at 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) (Conference ID: 2171665).

About Virtus Investment Partners

Virtus Investment Partners, Inc. (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process, and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Virtus' affiliates include Ceredex Value Advisors, Duff & Phelps Investment Management, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, NFJ Investment Group, Seix Investment Advisors, Silvant Capital Management, Sustainable Growth Advisers, Virtus ETF Solutions, and Westchester Capital Management. Additional information can be found at virtus.com.

Investor Relations Contact

Sean Rourke (860) 263-4709 sean.rourke@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended		Nine Months Ended
	9/30/2021	9/30/2020	Change	6/30/2021	Change	9/30/2021	9/30/2020	Change
Revenues
Investment management fees	$201,133	$129,785	55%	$193,510	4%	$567,912	$360,623	57%
Distribution and service fees	23,293	9,797	138%	23,450	(1%)	67,091	28,146	138%
Administration and shareholder service fees	26,479	15,114	75%	25,877	2%	74,916	43,056	74%
Other income and fees	1,159	94	N/M	1,174	(1%)	3,053	425	N/M
Total revenues	252,064	154,790	63%	244,011	3%	712,972	432,250	65%
Operating Expenses
Employment expenses	87,345	67,479	29%	87,630	—%	266,734	193,772	38%
Distribution and other asset-based expenses	36,692	19,570	87%	36,021	2%	105,007	56,324	86%
Other operating expenses	22,800	16,343	40%	21,946	4%	64,326	52,664	22%
Operating expenses of consolidated investment products	639	1,016	(37%)	659	(3%)	1,857	9,944	(81%)
Restructuring and severance	—	735	(100%)	—	N/M	—	1,155	(100%)
Depreciation expense	915	1,106	(17%)	981	(7%)	2,994	3,560	(16%)
Amortization expense	10,391	7,532	38%	10,363	—%	30,219	22,598	34%
Total operating expenses	158,782	113,781	40%	157,600	1%	471,137	340,017	39%
Operating Income (Loss)	93,282	41,009	127%	86,411	8%	241,835	92,233	162%
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	(504)	2,498	N/M	2,494	N/M	2,881	2,068	39%
Realized and unrealized gain (loss) of consolidated investment products, net	(2,801)	2,680	N/M	2,747	N/M	(4,741)	(12,733)	(63%)
Other income (expense), net	1,001	999	—%	826	21%	3,598	806	346%
Total other income (expense), net	(2,304)	6,177	N/M	6,067	N/M	1,738	(9,859)	N/M
Interest Income (Expense)
Interest expense	(2,348)	(2,877)	(18%)	(2,256)	4%	(6,918)	(9,202)	(25%)
Interest and dividend income	269	137	96%	166	62%	571	1,131	(50%)
Interest and dividend income of investments of consolidated investment products	22,877	26,088	(12%)	22,562	1%	69,315	83,951	(17%)
Interest expense of consolidated investment products	(13,442)	(17,622)	(24%)	(14,452)	(7%)	(42,342)	(70,258)	(40%)
Total interest income (expense), net	7,356	5,726	28%	6,020	22%	20,626	5,622	267%
Income (Loss) Before Income Taxes	98,334	52,912	86%	98,498	—%	264,199	87,996	200%
Income tax expense (benefit)	25,823	11,978	116%	22,401	15%	63,377	29,847	112%
Net Income (Loss)	72,511	40,934	77%	76,097	(5%)	200,822	58,149	245%
Noncontrolling interests	(13,775)	(11,286)	22%	(13,130)	5%	(42,531)	(21,507)	98%
Net Income (Loss) Attributable to Virtus Investment Partners, Inc.	$58,736	$29,648	98%	$62,967	(7%)	$158,291	$36,642	332%
Earnings (Loss) Per Share - Basic	$7.64	$3.86	98%	$8.18	(7%)	$20.59	$4.81	328%
Earnings (Loss) Per Share - Diluted	$7.36	$3.71	98%	$7.86	(6%)	$19.72	$4.60	329%
Cash Dividends Declared Per Common Share	$1.50	$0.82	83%	$0.82	83%	$3.14	$2.16	45%
Weighted Average Shares Outstanding - Basic	7,691	7,684	—%	7,698	—%	7,688	7,611	1%
Weighted Average Shares Outstanding - Diluted	7,984	7,997	—%	8,007	—%	8,028	7,958	1%

N/M - Not Meaningful
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021
By product (period end):
Open-End Funds (1)	$44,574	$50,771	$72,164	$75,333	$73,044
Closed-End Funds	5,629	5,914	11,664	11,993	11,721
Exchange Traded Funds	543	837	1,021	1,260	1,321
Retail Separate Accounts	24,727	29,751	37,244	40,578	41,528
Institutional Accounts	36,851	40,861	42,802	45,604	45,882
Structured Products	4,163	4,060	3,985	3,870	3,809
Total	$116,487	$132,194	$168,880	$178,638	$177,305

By product (average) (2)
Open-End Funds (1)	$43,603	$47,782	$66,247	$74,126	$75,073
Closed-End Funds	5,742	5,847	9,340	11,936	12,091
Exchange Traded Funds	549	683	890	1,159	1,295
Retail Separate Accounts	22,054	24,727	32,118	37,244	40,578
Institutional Accounts	36,771	37,989	41,764	44,538	46,739
Structured Products	4,171	4,068	3,985	3,875	3,803
Total	$112,890	$121,096	$154,344	$172,878	$179,579

By asset class (period end):
Equity	$72,811	$86,268	$106,183	$113,751	$112,732
Fixed Income	28,273	28,965	35,069	35,426	35,240
Multi-Asset (3)	11,105	12,201	22,498	23,668	23,641
Alternatives (4)	4,298	4,760	5,130	5,793	5,692
Total	$116,487	$132,194	$168,880	$178,638	$177,305

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Management Fees Earned (5)
(in basis points)

	Three Months Ended
	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021
All Products
Open-End Funds (1)	50.4	51.8	48.0	46.4	46.3
Closed-End Funds	62.1	62.2	56.2	55.1	56.2
Exchange Traded Funds	6.5	3.3	6.7	14.0	10.4
Retail Separate Accounts	45.7	47.1	45.7	44.2	44.0
Institutional Accounts (6)	31.5	34.6	31.5	32.2	31.0
Structured Products	34.2	31.1	38.8	40.0	35.1
All Products (6)	43.1	44.9	43.1	42.5	42.0

(1)    Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds
(2)    Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance
- Institutional Accounts and Structured Products - average of month-end balances in quarter
(3)    Includes strategies with substantial holdings in at least two of the following asset classes: equity, fixed income and alternatives
(4)    Includes real estate securities, infrastructure, mid-stream energy, long/short, and options strategies
(5)    Represents investment management fees, as adjusted divided by average assets. Investment management fees, as adjusted exclude the impact of consolidated investment products and are net of revenue related adjustments. Revenue related adjustments are based on specific agreements and reflect the portion of investment management fees passed-through to third-party client intermediaries for services to investors in sponsored investment products
(6)    Includes performance-related fees, in basis points, earned during the three months ended as follows:

	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021
Institutional Accounts	2.1	3.9	0.6	0.7	0.5
All Products	0.7	1.2	0.2	0.2	0.1
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended					Nine Months Ended
	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021	9/30/2020	9/30/2021
Open-End Funds (1)
Beginning balance	$41,144	$44,574	$50,771	$72,164	$75,333	$43,824	$50,771
Inflows	3,997	4,285	5,853	4,743	3,635	12,770	14,231
Outflows	(3,501)	(3,527)	(5,258)	(4,987)	(5,103)	(13,363)	(15,348)
Net flows	496	758	595	(244)	(1,468)	(593)	(1,117)
Market performance	3,006	5,694	1,130	3,469	(745)	1,528	3,854
Other (2)	(72)	(255)	19,668	(56)	(76)	(185)	19,536
Ending balance	$44,574	$50,771	$72,164	$75,333	$73,044	$44,574	$73,044

Closed-End Funds
Beginning balance	$5,639	$5,629	$5,914	$11,664	$11,993	$6,748	$5,914
Inflows	15	5	—	—	3	20	3
Outflows	—	—	—	—	—	—	—
Net flows	15	5	—	—	3	20	3
Market performance	54	364	105	514	(114)	(751)	505
Other (2)	(79)	(84)	5,645	(185)	(161)	(388)	5,299
Ending balance	$5,629	$5,914	$11,664	$11,993	$11,721	$5,629	$11,721

Exchange Traded Funds
Beginning balance	$541	$543	$837	$1,021	$1,260	$1,156	$837
Inflows	60	218	175	232	174	220	581
Outflows	(35)	(40)	(77)	(92)	(65)	(408)	(234)
Net flows	25	178	98	140	109	(188)	347
Market performance	(12)	126	98	104	(30)	(380)	172
Other (2)	(11)	(10)	(12)	(5)	(18)	(45)	(35)
Ending balance	$543	$837	$1,021	$1,260	$1,321	$543	$1,321

Retail Separate Accounts
Beginning balance	$22,054	$24,727	$29,751	$37,244	$40,578	$20,414	$29,751
Inflows	1,727	2,181	2,699	2,273	2,003	4,271	6,975
Outflows	(617)	(914)	(896)	(833)	(1,231)	(2,046)	(2,960)
Net flows	1,110	1,267	1,803	1,440	772	2,225	4,015
Market performance	1,591	3,757	2,141	1,910	178	2,111	4,229
Other (2)	(28)	—	3,549	(16)	—	(23)	3,533
Ending balance	$24,727	$29,751	$37,244	$40,578	$41,528	$24,727	$41,528

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Assets Under Management - Asset Flows by Product (continued)
(in millions)

	Three Months Ended					Nine Months Ended
	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021	9/30/2020	9/30/2021
Institutional Accounts
Beginning balance	$34,819	$36,851	$40,861	$42,802	$45,604	$32,859	$40,861
Inflows	2,075	2,252	1,884	2,302	1,808	6,715	5,994
Outflows	(2,381)	(1,687)	(1,868)	(2,184)	(1,727)	(5,825)	(5,779)
Net flows	(306)	565	16	118	81	890	215
Market performance	2,473	3,481	1,181	2,752	222	3,203	4,155
Other (2)	(135)	(36)	744	(68)	(25)	(101)	651
Ending balance	$36,851	$40,861	$42,802	$45,604	$45,882	$36,851	$45,882

Structured Products
Beginning balance	$4,264	$4,163	$4,060	$3,985	$3,870	$3,903	$4,060
Inflows	—	—	—	—	—	491	—
Outflows	(69)	(81)	(79)	(118)	(69)	(184)	(266)
Net flows	(69)	(81)	(79)	(118)	(69)	307	(266)
Market performance	10	9	35	33	36	82	104
Other (2)	(42)	(31)	(31)	(30)	(28)	(129)	(89)
Ending balance	$4,163	$4,060	$3,985	$3,870	$3,809	$4,163	$3,809

Total
Beginning balance	$108,461	$116,487	$132,194	$168,880	$178,638	$108,904	$132,194
Inflows	7,874	8,941	10,611	9,550	7,623	24,487	27,784
Outflows	(6,603)	(6,249)	(8,178)	(8,214)	(8,195)	(21,826)	(24,587)
Net flows	1,271	2,692	2,433	1,336	(572)	2,661	3,197
Market performance	7,122	13,431	4,690	8,782	(453)	5,793	13,019
Other (2)	(367)	(416)	29,563	(360)	(308)	(871)	28,895
Ending balance	$116,487	$132,194	$168,880	$178,638	$177,305	$116,487	$177,305

(1)     Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds
(2)     Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from cash management strategies, and the effect on net flows from non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), structured products reset transactions, and the use of leverage

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure.

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reconciliation of Total Revenues, GAAP to Total Revenues, as Adjusted:

	Three Months Ended
	9/30/2021	9/30/2020	6/30/2021
Total revenues, GAAP	$252,064	$154,790	$244,011
Consolidated investment products revenues (1)	2,298	2,413	2,340
Investment management fees (2)	(13,396)	(9,770)	(12,570)
Distribution and service fees (2)	(23,296)	(9,800)	(23,451)
Total revenues, as adjusted	$217,670	$137,633	$210,330

Reconciliation of Total Operating Expenses, GAAP to Operating Expenses, as Adjusted:

	Three Months Ended
	9/30/2021	9/30/2020	6/30/2021
Total operating expenses, GAAP	$158,782	$113,781	$157,600
Consolidated investment products expenses (1)	(639)	(1,016)	(659)
Distribution and other asset-based expenses (3)	(36,692)	(19,570)	(36,021)
Amortization of intangible assets (4)	(10,391)	(7,532)	(10,363)
Restructuring and severance (5)	—	(735)	—
Acquisition and integration expenses (6)	(2,271)	(999)	(2,667)
Other (7)	(1,230)	(368)	(494)
Total operating expenses, as adjusted	$107,559	$83,561	$107,396

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Virtus Investment Partners, Inc. 12.

Reconciliation of Operating Income (Loss), GAAP to Operating Income (Loss), as Adjusted:

	Three Months Ended
	9/30/2021	9/30/2020	6/30/2021
Operating income (loss), GAAP	$93,282	$41,009	$86,411
Consolidated investment products (earnings) losses (1)	2,937	3,429	2,999
Amortization of intangible assets (4)	10,391	7,532	10,363
Restructuring and severance (5)	—	735	—
Acquisition and integration expenses (6)	2,271	999	2,667
Other (7)	1,230	368	494
Operating income (loss), as adjusted	$110,111	$54,072	$102,934

Operating margin, GAAP	37.0%	26.5%	35.4%
Operating margin, as adjusted	50.6%	39.3%	48.9%

Reconciliation of Net Income (Loss) Attributable to Virtus Investment Partners, Inc., GAAP to Net Income (Loss) Attributable to Virtus Investment Partners, Inc., as Adjusted:

	Three Months Ended
	9/30/2021	9/30/2020	6/30/2021
Net income (loss) attributable to Virtus Investment Partners, Inc., GAAP	$58,736	$29,648	$62,967
Amortization of intangible assets, net of tax (4)	6,904	4,739	6,873
Restructuring and severance, net of tax (5)	—	534	—
Acquisition and integration expenses, net of tax (6)	1,670	726	1,958
Other, net of tax (7)	11,534	8,184	8,067
Seed capital and CLO investments (gains) losses, net of tax (8)	(1,331)	(7,910)	(7,204)
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$77,513	$35,921	$72,661
Weighted average shares outstanding - diluted	7,984	7,997	8,007

Earnings (loss) per share - diluted, GAAP	$7.36	$3.71	$7.86
Earnings (loss) per share - diluted, as adjusted	$9.71	$4.49	$9.07

Reconciliation of Income (Loss) Before Taxes, GAAP to Income (Loss) Before Taxes, as Adjusted:

	Three Months Ended
	9/30/2021	9/30/2020	6/30/2021
Income (loss) before taxes, GAAP	$98,334	$52,912	$98,498
Consolidated investment products (earnings) losses (1)	(315)	(906)	(1,232)
Amortization of intangible assets (4)	10,391	7,532	10,363
Restructuring and severance (5)	—	735	—
Acquisition and integration expenses (6)	2,271	999	2,667
Other (7)	1,410	368	494
Seed capital and CLO investments (gains) losses (8)	(2,110)	(8,873)	(7,725)
Income (loss) before taxes, as adjusted	$109,981	$52,767	$103,065

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Virtus Investment Partners, Inc. 13.

Reconciliation of Income Tax Expense (Benefit), GAAP to Income Tax Expense (Benefit), as Adjusted:

	Three Months Ended
	9/30/2021	9/30/2020	6/30/2021
Income tax expense (benefit), GAAP	$25,823	$11,978	$22,401
Tax impact of:
Amortization of intangible assets (4)	2,751	2,057	2,754
Restructuring and severance (5)	—	201	—
Acquisition and integration expenses (6)	601	273	709
Other (7)	717	868	2,051
Seed capital and CLO investments (gains) losses (8)	(779)	(963)	(521)
Income tax expense (benefit), as adjusted	$29,113	$14,414	$27,394

Effective tax rate, GAAPA	26.3%	22.6%	22.7%
Effective tax rate, as adjustedB	26.5%	27.3%	26.6%
A     Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B     Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Reconciliation of Administration and Shareholder Service Fees, GAAP to Administration and Shareholder Service Fees, as Adjusted:

	Three Months Ended
	9/30/2021	9/30/2020	6/30/2021
Administration and shareholder service fees, GAAP	$26,479	$15,114	$25,877
Consolidated investment products fees (1)	3	66	49
Administration and shareholder service fees, as adjusted	$26,482	$15,180	$25,926

Reconciliation of Employment Expenses, GAAP to Employment Expenses, as Adjusted:

	Three Months Ended
	9/30/2021	9/30/2020	6/30/2021
Employment expenses, GAAP	$87,345	$67,479	$87,630
Acquisition and integration expenses (6)	(429)	(999)	(615)
Other (7)	(445)	(368)	(494)
Employment expenses, as adjusted	$86,471	$66,112	$86,521

Reconciliation of Other Operating Expenses, GAAP to Other Operating Expenses, as Adjusted:

	Three Months Ended
	9/30/2021	9/30/2020	6/30/2021
Other operating expenses, GAAP	$22,800	$16,343	$21,946
Acquisition and integration expenses (6)	(1,842)	—	(2,052)
Other (7)	(785)	—	—
Other operating expenses, as adjusted	$20,173	$16,343	$19,894

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Virtus Investment Partners, Inc. 14.

Reconciliation of Total Other Income (Expense), Net, GAAP to Total Other Income (Expense), Net, as Adjusted:

	Three Months Ended
	9/30/2021	9/30/2020	6/30/2021
Total other income (expense), net GAAP	$(2,304)	$6,177	$6,067
Consolidated investment products (1)	5,439	3,490	2,960
Seed capital and CLO investments (gains) losses (8)	(2,110)	(8,873)	(7,725)
Total other income (expense), net as adjusted	$1,025	$794	$1,302

Reconciliation of Interest and Dividend Income, GAAP to Interest and Dividend Income, as Adjusted:

	Three Months Ended
	9/30/2021	9/30/2020	6/30/2021
Interest and dividend income, GAAP	$269	$137	$166
Consolidated investment products (1)	744	641	919
Interest and dividend income, as adjusted	$1,013	$778	$1,085

Reconciliation of Total Noncontrolling Interests, GAAP to Total Noncontrolling Interests, as Adjusted

	Three Months Ended
	9/30/2021	9/30/2020	6/30/2021
Total noncontrolling interests, GAAP	$(13,775)	$(11,286)	$(13,130)
Consolidated investment products (1)	315	906	1,232
Amortization of intangible assets (4)	(736)	(736)	(736)
Other (7)	10,841	8,684	9,624
Total noncontrolling interests, as adjusted	$(3,355)	$(2,432)	$(3,010)

Notes to Reconciliations:

Reclassifications:
1.Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.
Other Adjustments:
Revenue Related
2.Investment management/Distribution and service fees - Each of these revenue line items is reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client. The amount of fees fluctuates each period, based on a predetermined percentage of the value of assets under management, and varies based on the type of investment product. The specific adjustments are as follows:
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Virtus Investment Partners, Inc. 15.

Investment management fees - Based on specific agreements, the portion of investment management fees passed-through to third-party intermediaries for services to investors in sponsored investment products.
Distribution and service fees - Based on distinct arrangements, fees collected by the company then passed-through to third-party client intermediaries for services to investors in sponsored investment products. The adjustment represents all of the company's distribution and service fees that are recorded as a separate line item on the condensed consolidated statements of operations.
Management believes that making these adjustments aids in comparing the company's operating results with other asset management firms that do not utilize third-party client intermediaries.
Expense Related
3.Distribution and other asset-based expenses - Primarily payments to third-party client intermediaries for providing services to investors in sponsored investment products. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize third-party client intermediaries.
4.Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
5.Restructuring and severance - Certain expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions, that are not reflective of the ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the company's operating results with prior periods.
6.Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	9/30/2021	9/30/2020	6/30/2021
Employment expenses	$429	$999	$615
Other operating expenses	1,842	—	2,052
Total Acquisition and Integration Expenses	$2,271	$999	$2,667

7.Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. Employment expenses and noncontrolling interests are adjusted for fair value measurements of affiliate minority interests. Other operating expenses are adjusted for non-capitalized debt issuance costs. Interest expense is adjusted to remove gains on early extinguishment of debt and the write-off of previously capitalized costs associated with the modification of debt. Income tax expense (benefit) items are adjusted for uncertain tax positions, changes in tax law, valuation allowances, and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.
Components of Other for the respective periods are shown below:
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Virtus Investment Partners, Inc. 16.

	Three Months Ended
Other	9/30/2021	9/30/2020	6/30/2021
Non-capitalized debt issuance costs	$785	$—	$—
Employment expense fair value adjustments	445	368	494
(Gain) / loss on extinguishment or modification of debt	180	—	—
Tax impact of adjustments	(373)	(101)	(131)
Other discrete tax adjustments	(344)	(767)	(1,920)
Affiliate minority interest fair value adjustments	10,841	8,684	9,624
Total Other	$11,534	$8,184	$8,067

Seed Capital and CLO Related
8.Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.

Definitions:
Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP, namely in excluding the impact of operating activities of consolidated investment products and reduced to exclude fees passed-through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the effect of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 17.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “intent,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about the company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans and ability to borrow, for all future periods. All forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward- looking statements involve substantial known and unknown risks and uncertainties, including those discussed under "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our 2020 Annual Report on Form 10-K, as supplemented by our periodic filings with the Securities and Exchange Commission (the "SEC"), as well as the following risks and uncertainties resulting from: (i) any reduction in our assets under management; (ii) general domestic and global economic, political and pandemic conditions; (iii) inability to achieve the expected benefits of our strategic transactions; (iv) the on-going effects of the COVID-19 pandemic and associated global economic disruption; (v) withdrawal, renegotiation or termination of investment advisory agreements; (vi) damage to our reputation; (vii) inability to satisfy financial covenants and payments related to our indebtedness; (viii) inability to attract and retain key personnel; (ix) challenges from the competition we face in our business; (x) adverse developments related to unaffiliated subadvisers; (xi) negative changes in key distribution relationships; (xii) interruptions in or failure to provide critical technological service by us or third parties; (xiii) loss on our investments; (xiv) lack of sufficient capital on satisfactory terms; (xv) adverse regulatory and legal developments; (xvi) failure to comply with investment guidelines or other contractual requirements; (xvii) adverse civil litigation and government investigations or proceedings; (xviii) unfavorable changes in tax laws or limitations; (xix) volatility associated with our common stock; (xx) inability to make quarterly common stock dividends; (xxi) certain corporate governance provisions in our charter and bylaws; (xxii) losses or costs not covered by insurance; (xxiii) impairment of goodwill or intangible assets; and other risks and uncertainties. Any occurrence of, or any material adverse change in, one or more risk factors or risks and uncertainties referred to above, in our 2020 Annual Report on Form 10-K and our other periodic reports filed with the SEC could materially and adversely affect our operations, financial results, cash flows, prospects and liquidity.

Certain other factors that may impact our continuing operations, prospects, financial results and liquidity, or that may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us that modify or affect any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com